Exhibit 99.1

November 12, 2012	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Brad Borror
918-588-7582

ONEOK Partners to Participate in
RBC Capital Markets MLP Conference

TULSA, Okla. - Nov. 12, 2012 -- ONEOK Partners, L.P. (NYSE: OKS) will participate in the RBC Capital Markets Master Limited Partnership Conference on Thursday, Nov. 15,
2012, and Friday, Nov. 16, 2012, in Dallas, Texas.

Terry K. Spencer, ONEOK Partners president, will present on Thursday, Nov. 15, at 3:15 p.m. Central Standard Time (4:15 p.m. Eastern Standard Time).

The conference will be webcast and will be accessible on the ONEOK Partners website, www.oneokpartners.com. A replay of the webcast will be archived for 30 days. The company will also post the presentation materials on its website, www.oneokpartners.com, on Nov. 15,
2012, at 7 a.m. Central Standard Time (8 a.m. Eastern Standard Time).

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ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 43.4 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web site at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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